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                                                                     Exhibit 3.2

            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                LIVEPERSON, INC.

                  (Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware)

                  LivePerson, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

                  DOES HEREBY CERTIFY:

                  FIRST: The present name of the Corporation is "LivePerson, Inc." The name under which the Corporation was originally incorporated was "Sybarite Interactive, Inc." The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 29, 1995. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 21, 1999, changing the Corporation's name Live Person, Inc. Amended and Restated Certificates of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on May 4, 1999, July 19, 1999 and January 27, 2000. An amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 8, 2000, changing the Corporation's name to LivePerson, Inc. Pursuant to Sections 242 and 245 of the General Corporation Law, this Fourth Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Third Amended and Restated Certificate of Incorporation.

                  SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Third Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, par value $.001 per share, and Preferred Stock, par value $.001 per share, voting as a single class and as separate classes, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law.

                  THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the Third Amended and Restated of Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:


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                                    ARTICLE I

                                      NAME

                  The name of the Corporation is LivePerson, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

                                   ARTICLE III

                                 PURPOSE / TERM

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law. The Corporation is to have perpetual existence.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  A. CLASSES OF STOCK. The total number of shares of stock which the Corporation shall have authority to issue is one hundred and five million (105,000,000), consisting of five million (5,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), and one hundred million (100,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

                  B. COMMON STOCK.

                  (1) GENERAL. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of any then outstanding Preferred Stock.

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                  (2) DIVIDENDS. Dividends may be declared and paid on the
Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

                  (3) DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

                  (4) VOTING RIGHTS. Except as otherwise required by law or this Fourth Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Preferred Stock shall vote together with holders of Common Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

                  (5) REDEMPTION. The Common Stock is not redeemable.

                  C. PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law, by the rules of a national securities exchange or automated quotation system of a registered national securities association, if applicable, and by the provisions of this ARTICLE IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish, from time-to-time, the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following ("Preferred Designations"):

                  (1) The number of shares constituting that series and the distinctive designation of that series;

                  (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;


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                  (5) Whether or not the shares of that series shall be
redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

                  (8) Any other relative rights, preferences and limitations of that series.

                  Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

                  If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                  Except as may be provided by the Board of Directors in a Preferred Designation or as required by law, shares of any series of Preferred Stock that have been redeemed or purchased by the Corporation, or, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock, and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock.

                  D. PREEMPTIVE RIGHTS. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.


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                                    ARTICLE V

                                    DIRECTORS

                  A. NUMBER. The number of directors of the Corporation shall be such number, not less than three (3) nor more than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the Corporation's Amended and Restated Bylaws (the "Bylaws"); PROVIDED THAT no action shall be taken to decrease or increase the authorized number of directors unless at least 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose approve such decrease or increase. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

                  B. CLASSIFIED BOARD OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, each of which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; PROVIDED, HOWEVER, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2001; each initial director in Class II shall hold office until the annual meeting of stockholders in 2002; and each initial director in Class III shall hold office until the annual meeting of stockholders in 2003. Notwithstanding the foregoing provisions of this ARTICLE V, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

                  Subject to the provisions of this ARTICLE V, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class I; and (ii) if there shall be an excess of two directorships over a number divisible by three, one shall be classified in Class I and the other in Class II.

                  In the event of any increase or decrease in the authorized number of directors, (1) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly created or eliminated directorship resulting from such increase or decrease shall be appointed by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

                  C. REMOVAL OF DIRECTORS. Notwithstanding any other provisions of this Fourth Amended and Restated Certificate of Incorporation or the Bylaws, any director or the entire Board of Directors of the Corporation may be removed, at any time, but only for cause and by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital


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stock of the Corporation entitled to vote generally in the election of directors
(considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this ARTICLE V shall not apply with respect to the director or directors elected by such holders of preferred stock.

                  D. DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of
Article IV, then upon commencement and for the duration of the period during which such right continues (1) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (2) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Corporation's Amended and Restated Certificate of Incorporation (as then in effect) and the Certificate of Designation applicable thereto.

                                   ARTICLE VI

                              STOCKHOLDER MEETINGS

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.


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                                   ARTICLE VII

                       LIMITATION OF DIRECTORS' LIABILITY

                  Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. If the General Corporation Law is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  The Corporation may, to the fullest extent permitted by
Section 145 of the General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by or in the right of the Corporation or otherwise, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

                  Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE VIII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

                  The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

                  The indemnification rights provided in this ARTICLE VIII (i) shall not be deemed exclusive of any other rights to which Indemnitees may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to


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the benefit of the heirs, executors and administrators of such persons. The
Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this ARTICLE VIII.

                  Any repeal or modification of the foregoing provisions of this
Article VIII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law.

                  In the event the General Corporation Law is amended after the date hereof to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the personal liability of a director or officer of the Corporation shall be further limited or eliminated to the fullest extent permitted by the General Corporation Law, as so amended.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

                  In furtherance of and not in limitation of powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the Bylaws by the affirmative vote of at least 66.67% of the Board of Directors.

                                   ARTICLE XI

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Fourth Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES V, VI, VII, VIII, IX and this ARTICLE X may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting).


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                                      * * *


                  FOURTH: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.


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                  IN WITNESS WHEREOF, this Fourth Amended and Restated
Certificate of Incorporation has been signed by the Chief Executive Officer and the Secretary of the Corporation this __ day of March, 2000.

                                   /s/ ROBERT P. LOCASCIO
                                   -------------------------------------------
                                   Robert P. LoCascio, Chief Executive Officer

                                   /s/ TIMOTHY E. BIXBY
                                   -------------------------------------------
                                   Timothy E. Bixby, Secretary


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